AMENDMENT AGREEMENT TO JOINT VENTURE CONTRACT OF SUZHOU ERYE PHARMACEUTICAL CO., LTD.

This Agreement is executed on May 21, 2010 in Suzhou, PRC and will take effect at the same time with the Board Resolution of Suzhou Erye Pharmaceutical Co., Ltd. executed on the dame day. This Agreement is written in Chinese, and its English translation is for the convenience of understanding only and will not have legal force.

The two parties of this Agreement are:

Party A: **Suzhou Erye Economy & Trade Co., Ltd.**
Registered Address: Tainan Road, Canglang District, Suzhou
Legal Representative: Shi Mingsheng Title: Chairman Nationality: Chinese

Party B: **China Biopharmaceuticals Holdings Inc.**
Legal Address: 101 East 52nd Street, New York, New York
Legal Representative: Peng Mao Title: CEO Nationality: Canadian

According to the business development needs of Suzhou Erye Pharmaceutical Co., Ltd. (the "JV Company"), it is decided to amend the Joint Venture Contract of the JV Company ("JV Contract") as follows:

1. The legal address of China Biopharmaceuticals Holdings Inc., a shareholder of the JV Company, shall be changed to: 420 Lexington Avenue, Suite 450, New York, New York 10170; its legal representative shall be changed to: Robin L. Smith, with the position of Chief Executive Officer and nationality of USA.

2. Original language of Article 2 of the JV Contract reads:
"The legal address of the JV Company is at 859 Panxu Road, Canglang District, Suzhou, Jiangsu Province."

Now this article shall be changed to:
"The legal address of the JV Company is at Anmin Road, Huangdi Town, Xiangcheng District, Suzhou, Jiangsu Province, PRC"

3. Original language of Article 7 of the JV Contract reads:
"The amount of the total investment of the JV Company shall be Renminbi Thirty Two Million Two Hundred and Forty Thousand *yuan* (RMB32,240,000)."

Now this article shall be changed to:
"The amount of the total investment of the JV Company shall be Renminbi One Hundred and Fifteen Million and Three Hundred Thousand yuan (RMB115,300,000)."

4. Original language of Article 8 of the JV Contract reads:

"The registered capital of the JV Company after the split-off amounts to RMB16,120,000. The paid-in capital of the JV Company amounts to RMB16,120,000.

1. The registered capital of the JV Company before the split-off amounted to RMB 20,400,000 has been fully paid in, in which:

A. an amount of RMB10,000,000 was subscribed by the original 38 Chinese individual shareholders upon the establishment of the JV Company on June 6, 2003 as a domestic company. Party A became a shareholder of the JV Company by purchasing such amount from the original 38 Chinese individual shareholders on May 19, 2008.

B. an amount of RMB10,400,000 was injected by Party B in two installments to increase the investment, respectively, in February, 2006 and April, 2006. The total investment of Party B was USD 2,200,000 (equivalent to RMB 18,208,300 based on the exchange rate valid at that time), in which RMB10,400,000 is confirmed as registered capital and the rest is reckoned in Capital Surplus – Capital Premium.

2. After the split-off, as the Subsisting Company, the registered capital of the JV Company will be reduced from RMB 20,400,000 to RMB 16,120,000. Thereamong, Party A holds registered capital of RMB 7,898,800; and Party B holds registered capital of RMB 8,221,200. Both parties have fully paid in the amount."

Now this article shall be changed to:

"The registered capital of the JV Company amounts to RMB46,120,000. The paid-in capital of the JV Company amounts to RMB46,120,000. The history of capital contribution is as follow:

1. The registered capital of the JV Company before the split-off amounted to RMB 20,400,000 has been fully paid in, in which:

A. an amount of RMB10,000,000 was subscribed by the original 38 Chinese individual shareholders upon the establishment of the JV Company on June 6, 2003 as a domestic company. Party A became a shareholder of the JV Company by purchasing such amount from the original 38 Chinese individual shareholders on May 19, 2008.

B. an amount of RMB10,400,000 was injected by Party B in two installments to increase the investment, respectively, in February, 2006 and April, 2006. The total investment of Party B was USD 2,200,000 (equivalent to RMB 18,208,300 based on the exchange rate valid at that time), in which RMB10,400,000 is confirmed as registered capital and the rest is reckoned in Capital Surplus – Capital Premium.

2. After the split-off, as the Subsisting Company, the registered capital of the JV Company will be reduced from RMB 20,400,000 to RMB 16,120,000. Thereamong, Party A holds registered capital of RMB 7,898,800; and Party B holds registered capital of RMB 8,221,200. Both parties have fully paid in the amount.

3. According to the Board Resolution on May 21, 2010, the amount of RMB 30,000,000 under the subject of Capital Reserve – Capital Surplus of JV Company will be transferred to increase its registered capital. After such transfer, the registered capital of the JV Company shall be increased to RMB 46,120,000 from the original amount of RMB 16,120,000. Thereamong, Party A holds registered capital of RMB 22,608,000; and Party B holds registered capital of RMB 23,512,000. Both parties have fully paid in the amount."

Execution by Both Parties:

Party A: Suzhou Erye Economy & Trade Co., Ltd.
Legal Representative or Authorized Representative:

For and on behalf of
China Biopharmaceuticals Holdings Inc.
中國生物藥業控股有限公司

Party B: China Biopharmaceuticals Holdings Inc.
Legal Representative or Authorized Representative: Authorized Signature(s)